Exhibit 99.1

Zoned Properties Reports First Quarter 2022 Financial Results

171% Revenue Growth in First Quarter Year-over-Year

Property Technology Expected to Become Catalyst for National Scale and Expansion

SCOTTSDALE, Ariz., May 12, 2022 /BusinessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the quarter ended March 31, 2022.

First Quarter 2022 Financial Results

●	Revenues were $938,701 for the quarter ended March 31, 2022, compared to $345,845 for the quarter ended March 31, 2021, an increase of 171.4%.

●	Operating expenses were $929,183 for the quarter ended March 31, 2022, compared to $389,213 for the quarter ended March 31, 2021, an increase of 138.7%.

●	The Company reported a net loss of $25,696 for the quarter ended March 31, 2022, as compared to a net loss of $71,335 for the quarter ended March 31, 2021.

●	The Company had cash of $787,918 as of March 31, 2022, compared to $1,191,940 as of December 31, 2021, primarily reflecting $500,000 of cash used for a tenant improvement investment related to expansion at its Chino Valley Cultivation Facility.

“I am so impressed by our team, these key results and the culture we are building at Zoned Properties, which has resulted in such a great first quarter. As we continue to expand the Company through recruitment, partnerships, and strategic investments we are working to bring together an increasingly diverse group of experts with skillsets focused on cannabis real estate development,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “Our team established an aggressive framework for national expansion in 2022. The efforts are just starting to reflect in our quarterly results, which are focused on diversified revenue growth while maintaining healthy cash flow from operations.”

“We are putting our full-spectrum of integrated commercial real estate services into action. With strong momentum and proof of concept, we believe we have a clear pathway to national growth and scalability,” commented Berekk Blackwell, Chief Operating Officer of Zoned Properties. “We expect property technology to become the catalyst for scaling our commercial real estate services nationally, which we believe can unlock an exciting pipeline of property acquisitions to expand our property investment portfolio.”

Management Discussion and Company Highlights

●	Zoned Properties has developed a full spectrum of integrated growth services to support its commercial real estate development model; the Company’s Property Technology (“PropTech”), Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects.

o	Zoned Properties Property Technology: PropTech platforms have the opportunity on a national scale to bring service and data solutions to complex markets such as regulated cannabis. Zoned Properties has partnered with premier real estate zoning experts at Zoneomics to solve one of the biggest challenges in cannabis real estate: how to identify zoned properties that can be permitted and authorized for cannabis operations. The project team officially launched is REZONE Beta platform into the marketplace in April 2022. Under the brand, “Rezone”, the PropTech data platform will focus on democratizing commercial real estate intelligence, providing hundreds of thousands of service professionals, business operators, and real estate investors with the data and information they need to successfully develop regulated real estate projects.

o	Zoned Properties Advisory Services: The Company has been expanding its advisory services team nationally to strengthen the Zoned Properties network and our best practices, specializing in commercial real estate solutions for the regulated cannabis industry. Since inception, the advisory team has served clients in 10+ states, across 100+ projects, creating $400,000+ in advisory revenues.

o	Zoned Properties Commercial Brokerage: We created our own in-house licensed brokerage in June 2021. Since inception, the brokerage team has served clients in multiple states, closing over $50 million worth of real estate transactions, and has now been engaged on listings for over 1.5 million square feet of commercial real estate for cannabis dispensaries, cultivation, processing, and warehouse facilities across the nation. The brokerage team is implementing a growth strategy to establish Zoned Properties brokerage offices in new state markets and further strengthen existing brokerage partnerships creating access to service the national cannabis marketplace.

o	Zoned Properties Investment Portfolio: Zoned Properties owns properties within its of investment portfolio that are leased to regulated cannabis operators. The Company has achieved a stabilized property portfolio that produces $1.83 million annually in triple-net, passive rental revenue as of March 2022, and is expected to yield over $30 million in cash flow over the life of the contracted lease terms.

●	Chino Valley Cultivation Facility, Arizona: Property expansion has included more than $8 million of capital investment by the Company’s significant tenant at the Chino Valley Cultivation Facility, significantly increasing operational size and rental revenue for Zoned Properties. Effective March 1, 2022, Zoned Properties provided the Company’s significant tenant with an initial tenant improvement allowance of $500,000 to advance the Chino Valley project toward the next phase of expansion. In exchange, the base rent rate under the Chino Valley lease agreement increased from $0.82 per square foot monthly to $0.90 per square foot monthly over the life of the lease term, equating to $1.05 million annually.

●	Open Dør Dispensaries Franchise Investment: As part of the Company’s commercial real estate strategy, Zoned Properties has invested in and partnered with a national cannabis retail franchisor, Open Dør Dispensaries, which has been vetting prospective investment partners and franchisees from across the country to target new franchise locations for existing and upcoming regulated cannabis markets. Zoned Properties can benefit both directly and indirectly from any growth achieved by Open Dør Dispensaries. As an investor, the Company will receive a percentage of initial franchise fees and renewal fees, and as the commercial real estate partner, the Company is positioned to provide commercial real estate services and investments for franchise real estate locations.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The Company is monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in the Company’s portfolio are open to its Significant Tenants and will remain open pursuant to state and local government requirements. The Company did not experience in 2020 or 2021 and does not foresee in 2022, any material changes to its operations from COVID-19. The Company’s tenants are continuing to generate revenue at these properties, and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while the Company does not anticipate an impact on its operations, it cannot estimate the duration of the pandemic and potential impact on its business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to the Company’s business, including weakened demand for its properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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